EXHIBIT 3.1


                           ARTICLES OF INCORPORATION
                                       OF
                              NA ACQUISITION CORP.

                    Pursuant to the Business Corporation Law
                   of 1988 of the Commonwealth of Pennsylvania


         FIRST.  The name of the Corporation is NA Acquisition Corp.

         SECOND. The location and post office address of the Corporation's registered office in the Commonwealth of Pennsylvania is c/o CT Corporation System, 1635 Market Street, Philadelphia, Pennsylvania 19103.

         THIRD. The Corporation is incorporated under the provisions of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania (the "BCL"). The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the BCL.

         FOURTH.  The term of the Corporation's existence is perpetual.

         FIFTH. The number of shares which the Corporation has authority to issue is 40,000,000 shares of common stock (the "Common Stock"), without par value, and 4,000,000 shares of preferred stock (the Preferred Stock"), par value $1,000 per share. The Board of Directors shall have the authority to authorize the issuance, from time to time without any vote or other action by the shareholders, of any or all shares of stock of the Corporation of any class at any time authorized.

                  (i) Each share of Common Stock shall have equal voting powers and each such share shall be entitled to one vote in all proceedings in which shareholders shall be entitled to vote. The shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

                  (ii) The Corporation shall not issue any shares of non-voting common stock.

                  (iii) The Preferred Stock may be issued from time to time in one or more series. The designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights shall be as stated and expressed in this Article FIFTH and, to the extent not so stated and expressed, shall be fixed by resolution or resolutions providing for the issuance of such shares duly adopted by the Board of Directors (authority to do so being hereby expressly granted). Such resolution or resolutions shall (i) fix the dividend rights of holders of shares of each such series, (ii) fix the terms on which stock of each such series may be redeemed if the shares of such series are to be redeemable, (iii) fix the rights of the holders of stock of each such series upon dissolution or any distribution of assets, (iv) fix the terms or amount of the sinking fund, if any, to be provided for


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the purchase or redemption of stock of each such series,  (v) fix the terms upon which the stock of each such series may be converted into or exchanged for stock of any other class or classes of any one or more series of Preferred Stock if the shares of such series are to be convertible or exchangeable, (vi) fix the voting rights, if any, of the shares of each such series and (vii) fix such other designations, preferences and relative, participating, operational or other special rights, and qualifications, limitations or restrictions thereof desired to be so fixed.

         All shares of any one series of Preferred Stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate thereon, and all series of Preferred Stock shall rank equally and be identical in all respects except as specified in the respective resolutions of the Board of Directors providing for the initial issue thereof.

         Subject to the prior and superior rights of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the initial issue of a particular issue of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend. No interest shall accrue or be payable on dividends on Preferred Stock not paid when due.

                  (d) No holder of stock of the Corporation shall be entitled as such to any right, preemptive or otherwise to subscribe for, purchase or receive any part of the shares of stock of the Corporation at any time held in its treasury or of the unissued shares of stock of the Corporation either authorized at present or which may at any time hereafter be authorized, or of any issue of notes, bonds or debentures, whether or not convertible into any class of stock of the Corporation, or of any issue of warrants, options or rights to subscribe for shares of any class of stock of the Corporation.

         SIXTH. The number of Directors of the Corporation shall be fixed, from time to time, in the manner provided in the bylaws. No decrease in the number of directors shall shorten the term of any incumbent director. Any vacancy occurring in the Board of Directors caused by death, resigna tion or removal, and any newly created directorship resulting from an increase in the number of directors, may be filled by a majority of the directors in office, although less than a quorum. Each director chosen to fill a vacancy or newly created directorship shall hold office until the next election for which such director shall have been chosen and until his successor shall be duly elected and qualified.

         SEVENTH. At a meeting of the shareholders, the holders of 50% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business, except as otherwise provided by law.

         In the event that the holders of the stock of the Corporation issued and outstanding and entitled to vote at a meeting with respect to a particular matter (such stock is hereafter referred to









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as "Voting Stock" and  references  thereto shall mean each class of Voting Stock to the extent the holders of stock of any class are entitled to vote as a class on any matter) are entitled to vote on:

                  (i) a proposal that this Corporation enter into a merger or consolidation with any Person (as hereinafter defined), or that this Corporation sell, lease or exchange substantially all of its assets and property, with or without the good will of the Corporation, to any such Person, and such Person and his or its affiliates, singly or in the aggregate, own or control, directly or indirectly, 5% or more of the Voting Stock at the record date for determining shareholders entitled to vote, or

                  (ii) a proposal to reclassify securities, recapitalize or other transaction (except redemptions permitted by the terms of the security to be redeemed or repurchased by this Corporation of its securities for cancellation or for its treasury) designed to decrease the number of holders of the Voting Stock remaining after any Person has acquired 5% of such Voting Stock, the affirmative vote of the holders of shares of Voting Stock of the Corporation representing at least 80% of the votes entitled to be cast at a meeting of the shareholders duly called for the consideration of any such proposal shall be required for the approval of such proposal; provided, however, that the foregoing requirements shall not apply to any such merger, consolidation or sale of assets and property, with or without the goodwill of the Corporation (i) which shall have been approved by a resolution duly adopted by a majority of the directors in office, although less than a quorum, and the affirmative vote of the holders of shares of Voting Stock of the Corporation representing at least a majority of the votes entitled to be cast at a meeting of shareholders called for such purpose, or (ii) between the Corporation and another corporation, 50% or more of the Voting Stock of which is owned by the Corporation, if the Corporation is the survivor or purchaser.

         For the  purposes  hereof,  a  "Person"  shall  mean  any  corporation, partnership, association, trust (other than any trust holding stock of the employees of the Corporation pursuant to any stock purchase, ownership or employee benefit plan of the Corporation), business entity, estate or individual or any Affiliate (as hereinafter defined) of any of the foregoing. An "Affiliate" shall mean any corporation, partnership, association, trust, business entity, estate or individual who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person. "Control" shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person through the ownership of voting securities, by contract, or otherwise.

         EIGHTH. The provisions of Article SEVENTH and this Article EIGHTH may not be amended, altered, changed or repealed in any respect unless such amendment, alteration, change or repeal is approved by (i) the affirmative vote of the holders of shares of Voting Stock of the Corporation representing at least 80% of the vote entitled to be cast at a meeting of the shareholders duly called for the consideration of such amendment, alteration, change or repeal, or
(ii) the affirmative vote of at least 80% of the directors in office, although less than a quorum, and the affirmative vote of







                                       -3-

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the holders of shares of Voting Stock of the Corporation representing at least a majority of the votes entitled to be cast at such meeting of shareholders.

         NINTH. The provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988 shall not be applicable to the Corporation.

         IN WITNESS WHEREOF, the incorporator has signed these Articles of Incorporation this 16th day of February, 1999.



                                       /s/ Sara Ream
                                       ---------------------------------
                                       Sara Ream, Incorporator
                                       c/o Duane, Morris & Heckscher LLP
                                       305 North Front Street, 5th Floor
                                       Harrisburg, PA  17108

Microfilm Number___________   Filed with the Department of State on May 20, 1999


Entity Number______________     ______________________________________________
                                        Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 91)


                  In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.       The name of the corporation is:  NA Acquisition Corp.
                                        ----------------------------------------

          ----------------------------------------------------------------------


2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         (a)  ------------------------------------------------------------------
               Number and Street     City       State      Zip

         (b) c/o: CT Corporation System                           Philadelphia
                 ---------------------------------------------------------------
                                                                    County

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.       The statute by or under which it was incorporated is:
                Pennsylvania Business Corporation Law of 1988
                ---------------------------------------------

4.        The  date of its  incorporation  is:    February 16, 1999
                                                 --------------------

5. (Check, and if appropriate complete, one of the following):


       X   The amendment  shall be effective  upon filing these  Articles of
      ---  Amendment in the Department of State.

           The amendment shall be effective on:              at
      ---                                      --------------  -----------------
                                                  Date               Hour
6. (Check one of the following):

___      The amendment was adopted by the shareholders (or members)  pursuant to
15 Pa.C.S. ss. 1914(a) and (b).

    X    The  amendment  was adopted by the board of directors  pursuant to 15
   ---
Pa.C.S. ss. 1914(c).

7. (Check, and if appropriate complete, one of the following):

    X    The  amendment  adopted by the  corporation,   set forth in full, is as
   ---
follows:

         RESOLVED, that Article 1 of the Articles of Incorporation of the Corporation is hereby amended in its entirety, to read as follows:

         "FIRST:  The name of the Corporation is Entrade Inc."

      ___ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

DSCB:15-1915 (Rev 91)-2


8. (Check if the amendment restates the Articles):


        _______ The resta ted Articles of Incorporation supersede the original Articles and all amendments thereto.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this
 19th  day of May           , 1999.
------        -------------     --

                                          NA ACQUISITION CORP.
                              --------------------------------------------------

                                               (Name of Corporation)

                              BY:/s/Robert D. Kohn
                                 -----------------------------------------------
                                    Robert D. Kohn              (Signature)

                              TITLE: President
                                    --------------------------------------------




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[GRAPHIC OMITTED]

DSCB:15-1915 (Rev 91)-3





                               Department of State
                               Corporation Bureau
                            308 North Office Building
                            Harrisburg, PA 17120-0029


Robert P. Casey         Brenda K. Mitchell             Charles A. Ottaviano
   Governor        Secretary of the Commonwealth   Director, Corporation Bureau




Instructions for Completion of Form:

A. One original of this form is required. The form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $52 made payable to the Department of State. PLEASE
         NOTE: A separate check is required for each form submitted.

B. Under 15 Pa.C.S. ss. 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C. The following, in addition to the filing fee, shall accompany this form:

                  (1)      Three copies of   a  completed   form   DSCB:15-134B\
                           (Changes-Docketing Statement).

                  (2) Any necessary copies of form DSCB:17.2 (Consent to Appropriation of Name) or form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name and the change in name shall contain a statement of the complete new name.

                  (3)      Any necessary governmental approvals.

D. This form and all accompanying documents shall be mailed to:

                               Department of State
                               Corporation Bureau
                            308 North Office Building
                            Harrisburg, PA 17120-0029


E. To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.